UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) September 8, 2009
RIGHTNOW TECHNOLOGIES, INC.
(Exact Name of Registrant as Specified in Charter)

DELAWARE	000-31321	81-0503640

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

136 ENTERPRISE BOULEVARD, BOZEMAN, MT	59718

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code (406) 522-4200
N/A
(Former Name or Former Address, if Changed Since Last Report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure.
     On September 8, 2009, RightNow Technologies, Inc. (the “Company”) announced a definitive agreement to acquire HiveLive, Inc. A copy of the press release announcing the definitive agreement is furnished herewith as Exhibit 99.1.
     Under the terms of the definitive agreement, RightNow will acquire all of the stock of HiveLive for approximately $6 million in cash. The acquisition is expected to be accretive to earnings in the fourth quarter of 2010. The Company expects an increase in operating expenses of approximately $1 million per quarter as a result of headcount additions. RightNow expects to close the transaction next week and will have it recorded in its September 30, 2009 quarter end financial statements.
     For the third quarter of 2009, the Company reaffirms its previously issued revenue and non-GAAP earnings per share guidance, which was originally provided in its press release dated July 29, 2009.
     For the full year 2009, RightNow reaffirms its revenue guidance, which was also provided in its press release dated July 29, 2009. The Company reduces its full year 2009 non-GAAP earnings per share guidance, which excludes stock-based compensation, and amortization of intangible assets resulting from the transaction, from a range of $0.29 to $0.33 to $0.27 to $0.31.
     RightNow expects increased expenses arising from the acquisition in amortization of acquired intangibles, which will be finalized once the purchase price accounting valuation is complete. As such, the Company has withdrawn its previous GAAP earnings per share guidance for the third quarter and full year 2009.
     The information contained in this report and in exhibits attached to this report is being furnished to the Securities and Exchange Commission and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that Section, or incorporated by reference in any filing under the Exchange Act or the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such a filing. This report shall not be deemed an admission as to the materiality of any information contained herein.
Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995
     This report contains forward-looking statements. Forward-looking statements can often be identified by words such as “anticipates,” “expects,” “intends,” “plans,” “predicts,” “believes,” “seeks,” “estimates,” “may,” “will,” “should,” “would,” “could,” “potential,” “continue,” “ongoing,” similar expressions, and variations or negatives of these words and include, but are not limited to, statements regarding projected results of operations and management’s future strategic plans. These forward-looking statements are not guarantees of future results and are subject to risks, uncertainties and assumptions that could cause the Company’s actual results to differ materially and adversely from those expressed in any forward-looking statement.
     The risks and uncertainties referred to above include, but are not limited to, the risk that the HiveLive, Inc. purchase transaction will not close, and the risks associated with purchasing HiveLive, including the Company’s ability to retain and motivate HiveLive’s employees, to integrate and market HiveLive’s solutions to new customers, the ability to retain HiveLive’s existing customers, the speed, quality and cost of the Company’s efforts to integrate HiveLive’s solutions with the Company’s solution set, the security and reliability of HiveLive’s service, and the risks associated with forecasting impact on combined financial results. Further information on potential factors that could affect our financial results is included in our Annual Report on Form 10-K, quarterly reports of Form 10-Q and current reports on Form 8-K filed with the Securities and Exchange Commission. The forward-looking statements in this release speak only as of the date they are made. We undertake no obligation to revise or update publicly any forward-looking statement for any reason.
Item 9.01. Financial Statements and Exhibits.
(a)	Financial statements of business acquired.

Not Applicable

(b)	Pro forma financial information.

Not applicable

(c)	Shell company transactions.

Not applicable
(d)	Exhibits.

Exhibit No.	Description of Exhibit

99.1	Press Release dated September 8, 2009 announcing RightNow Technologies, Inc.’s definitive agreement to acquire HiveLive, Inc. (furnished herewith but not filed pursuant to Item 7.01).

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RIGHTNOW TECHNOLOGIES, INC. (Registrant)
Dated: September 8, 2009	/s/ Jeffrey C. Davison
Jeffrey C. Davison
Chief Financial Officer, Vice President and Treasurer

EXHIBIT INDEX

Exhibit No.	Description of Exhibit

99.1	Press Release dated September 8, 2009 announcing RightNow Technologies, Inc.’s definitive agreement to acquire HiveLive, Inc. (furnished herewith but not filed pursuant to Item 7.01).